PERFORMANCE FOOD GROUP COMPANY
                   EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN
                               SAVINGS TRUST


                Table of Contents                        Page


ARTICLE I	       Receipt of Contributions		                3

ARTICLE II	      Payments from Trust Fund		                4

ARTICLE III     Investments                                5

ARTICLE IV      Establishment of Funding Policy            8

ARTICLE V	      Trustee's Powers	                     		   9

ARTICLE VI      Fees and Expenses                         14

ARTICLE VII     Trustee's Duties and Obligations          15

ARTICLE VIII    Accounts and Records                      17

ARTICLE IX	     Trustee's Removal or Resignation	         18

ARTICLE X	      Limitation on Trustee's Liability         19

ARTICLE XI      Amendment of Agreement                    21

ARTICLE XII     Termination of Plan or Trust              22

ARTICLE XIII    Application of State Law                  23

ARTICLE XIV     Name of Trust                             24




                        PERFORMANCE FOOD GROUP COMPANY
                  EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN
                              SAVINGS TRUST

	THIS AGREEMENT, executed this _26_ day of _December_, 1996, by and between Performance Food Group Company, a corporation organized and existing under the laws of the State of Tennessee, (the "Company") and First Union National Bank of North Carolina (the "Trustee"),

                           W I T N E S S E T H :

	WHEREAS, the Company has adopted the Performance Food Group
Company Employee Savings and Stock Ownership Plan for its eligible employees, which was most recently restated by a document dated December
31, 1994 and subsequently amended from time to time (the "Plan") and has entered into a Trust Agreement to the Plan to hold the Plan assets, which Trust Agreement has been amended from time to time (the "Trust Agreement"); and

	WHEREAS, the Company deems it appropriate to divide the assets of the Plan into two separate trust funds so that the Plan assets attributable to the portion of the Plan that is designed to be invested primarily in Company stock will be held in the trust established under the Trust Agreement and the Plan assets attributable to the remainder of the Plan will be held in another trust; and

	WHEREAS, Section 1.3 of the Trust Agreement provides for the adoption and establishment of separate trusts for implementing the Plan and, upon notice to the trustee under the Trust Agreement, for the transfer of such cash and other property to the trustee of such other trusts and the Company intends to create and establish a separate trust pursuant to that provision of the Trust Agreement to hold the Plan assets attributable to the portion of the Plan that is not designed to be invested in Company stock; and

	WHEREAS, the Company desires the Trustee to hold, invest, reinvest and otherwise to administer the trust properties and funds of such separate trust, and the Trustee has indicated its willingness to do so, all pursuant to the terms of this Agreement; and

	WHEREAS, under the Plan, the funds that will from time to time be contributed to the Trustee will constitute a Trust Fund to be held for the exclusive benefit of Participants in the Plan or their Beneficiaries, including payment of certain expenses;

	NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, all definitions set forth in the Plan are incorporated herein by reference and the Company and the Trustee do hereby create a separate trust pursuant to the Trust Agreement for the Performance Food Group Company Employee Savings and Stock Ownership Plan for that portion of the Plan not designed to invest primarily in Company stock and hereby adopt the Performance Food Group Company Employee Savings and Stock Ownership Savings Trust, effective December 27, 1996, to provide as follows:

                                ARTICLE I

                        Receipt of Contributions

	1.01	  The Trustee shall receive any contributions paid to it in cash or in the form of such other property as may from time to time be delivered to the Trustee. All contributions so received, together with the income therefrom and any other increment thereon, (hereinafter collectively referred to as the "Trust Fund") shall be held, invested, reinvested and administered by the Trustee pursuant to the terms of this Agreement without liability for the payment of interest thereon. The Company shall make contributions in such manner and at such times as shall be appropriate under the Plan. The Trustee shall not be responsible for the calculation or collection of any contribution under or required by the Plan, but shall be responsible only for property received pursuant to this Agreement.

	1.02	The Plan, this Agreement and the Trust Fund thereunder are
intended to meet all the requirements of Section 401(a) and 501(a) of the Code and ERISA, as the same may be amended from time to time.

                                ARTICLE II

                        Payments from Trust Fund

	2.01	Subject to the limitations imposed by 2.02 of this Article, the
Trustee shall from time to time on the written directions of the Committee make payments out of the Trust Fund to such persons, including the Committee or any member thereof, in such amounts and for such purposes as may be specified in the written directions of the Committee, including the purchase of life insurance or annuity contracts. To the extent permitted by law, the Trustee shall be under no liability for any payment made pursuant to the direction of the Committee. Any written direction of the Committee shall constitute a certification that the distribution or payment so directed is one that the Committee is authorized to direct.

	2.02	Anything contained in this Agreement to the contrary
notwithstanding, it shall be impossible for any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Participants under the Plan and their Beneficiaries, except that payment of taxes and administration expenses may be made from the Trust Fund as provided in Article VI hereof, and except that, upon the Employer's request, a contribution that was made under a mistake of fact or conditioned upon the deductibility of any contribution under Section 404 of the Code, shall be returned to the Employer within one year after the payment of the contribution, or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

                                ARTICLE III

                                Investments

	3.01	Subject to Sections 3.02, 3.03 and 3.04, the Trustee shall
invest and reinvest the principal and income of the Trust and keep the Trust invested, without distinction between principal and income, in such securities or in such property, real or personal, tangible or intangible, or part interest therein, wherever situate, whether or not productive of income, or consisting of wasting assets, as the Trustee shall deem advisable, including but not limited to, stocks, common or preferred, trust and participation certificates, fixed interest rate contracts issued by insurance companies, interests in investment companies, whether so-called "open-end mutual funds" or "closed-end mutual funds", leaseholds, fee titles, bonds or notes and mortgages, and other evidences of indebtedness or ownership (including any stock, marketable obligations or other property of the Company or of any Affiliated Company), irrespective of whether such securities or such property shall be of the character authorized by any state law from time to time for trust investments; provided, however, that investments shall be so diversified as to minimize the risk of large losses unless under the circumstances it is clearly prudent not to do so, in the sole judgment of the Trustee or the sole judgment of the Investment Manager if an Investment Manager is directing the investment of the Trust Fund pursuant to Section 3.02.

	3.02.	The Board of Directors of the Company may direct, by written notice, the segregation of all or any portion or portions of the Trust Fund in a separate investment account or accounts to be reinvested in accordance with the written direction of an Investment Manager or Investment Managers. Any such segregation shall be made in a manner that will result in the portion of the Trust Fund being managed by an Investment Manager being distributed ratably among the Accounts of all Participants; but this restriction shall not apply to an Investment Manager who is appointed for a particular investment fund pursuant to Section 3.04.

	If investment of the Trust Fund is to be directed in whole or in part by an Investment Manager, the Company shall deliver to the Trustee a copy of the instruments appointing the Investment Manager and evidencing the Investment Manager's acceptance of such appointment, an acknowledgment by the Investment Manager that it is a fiduciary of the Plan and, if applicable, satisfactory evidence of the Investment Manager's current registration under the Investment Advisors Act of 1940. The Trustee shall be fully protected by relying upon such instruments and certificate until otherwise notified in writing by the Company.

	All directions given by an Investment Manager to the Trustee shall be in writing, signed by an officer of the Investment Manager or by such other person or persons as may be designated by an officer of the Investment Manager. The Investment Manager may directly place orders for the purchase or sale of securities, provided that the Trustee shall nevertheless retain custody of the assets comprising the Trust Fund.

	3.03	A Participant may direct the Trustee in writing as to the
investment of the amounts credited to his Accounts, under rules adopted by the Committee, pursuant to the Plan. The Trustee shall segregate any portion of the Trust Fund that is subject to the management of a Participant into one or more separate accounts to be known as Participant-directed investment accounts and shall charge any expenses related to investments directed by a Participant against his accounts unless such expenses are paid by the Participant or the Company. The Trustee shall notify the Committee as to any such charge in order that an appropriate adjustment can be made to the Participant's Accounts.

	3.04	The Company agrees to indemnify the Trustee and hold it
harmless from and against any claim or liability that may be asserted against the Trustee for its action pursuant to any directions from, or by its failure to act in the absence of directions from, the Investment Manager or any Participant when the Investment Manager or Participant is directing the investments of all or part of the Trust Fund pursuant to Section 3.02 or Section
3.03. Except as required by the Employee Retirement Income Security Act, as amended, the Trustee shall be under no duty to review any investment to be acquired, held or disposed of pursuant to such directions nor to make any recommendation with respect to the disposition or continued retention of any such investment, nor shall the Trustee be liable for any loss caused by its acting upon such directions.

                                ARTICLE IV

                        Establishment of Funding Policy

	4.01	The discretion of the Trustee in investing and reinvesting the principal and income of the Trust Fund shall be subject to such funding policy, and any changes thereof from time to time, as the Committee under the Plan may adopt from time to time and communicate to the Trustee in writing. It shall be the duty of the Trustee to act strictly in accordance with such funding policy.

	4.02	The Committee under the Plan shall establish and carry out a funding policy consistent with the purposes of the Plan and the requirements of applicable law, as may be appropriate from time to time. As part of such funding policy, the Committee shall from time to time direct the Trustee or the Investment Manager (if an Investment Manager has been appointed) by its investment directions to provide sufficient cash assets, in an amount determined by the Committee under the funding policy then in effect, as may be necessary to meet the liquidity requirements for the administration of the Plan.

                                ARTICLE V

                              Trustee's Powers

	5.01	The Trustee in administering the Trust Fund is authorized and empowered, subject to the provisions of Articles III and IV hereof:
		(a)	To purchase and subscribe for any securities or other
property and to retain such securities or other property in trust;
		(b)	To sell at public or private sale, for cash, or upon
credit, or otherwise dispose of any property, real or personal; and no person dealing with the Trustee shall be bound to see to the application or to inquire into the validity, expediency or propriety of any such sale or other disposition;
		(c)	To adjust, settle, contest, compromise and arbitrate any
claims, debts or damages due or owing to or from the Trust Fund, and to sue, commence or defend any legal proceedings in reference thereto;
		(d)	To exercise any conversion privilege, subscription right
or other option pertaining to or in connection with securities or other property held by it; to consent to or otherwise participate in any reorganization, consolidation, merger or adjustment pertaining to any corporate reorganization or other changes affecting corporate securities, to deposit any property with any committee or depository, and to pay any assessments or other charges in connection therewith;
		(e)	To exercise in person, or by general or limited power of
attorney, any right, including the right to vote, incident to any securities or other property held by the Trustee;
		(f)	To borrow money upon such terms and conditions as
may be deemed advisable to carry out the purposes of the Trust and to pledge securities or other property in repayment of any such loan; provided, however, that loans or advances may be made by the Trustee hereunder by way of overdrafts or otherwise on a temporary basis on which no interest is payable;
		(g)	To manage, administer, operate, repair, improve and
mortgage or lease for any number of years, regardless of any restrictions on leases made by trustees, or to otherwise deal with any real property or interest therein; to renew or extend or to participate in the renewal or extension of any mortgage, and to agree to the reduction in the interest on any mortgage or other modification or change in the terms of any mortgage or guarantee thereof in any manner and upon such terms as may be deemed advisable; to waive any defaults whether in the performance of any covenant or condition of any mortgage or in the performance of any guarantee or to enforce any such default in such manner as may be deemed advisable, including the exercise and enforcement of any and all rights of foreclosure;
		(h)	To invest all or part of the Trust Fund in interest-
bearing deposits with a bank or similar financial institution related to the Trustee whether or not such bank or other institution is a fiduciary with respect to the Plan, including but not limited to investments in time deposits, savings deposits, certificates of deposit or time accounts that bear a reasonable interest rate, to the extent permitted by Section 408(b)(4)(B) of ERISA;
		(i)	To register any investment held in the Trust Fund in the
name of the Trustee or in the name of a nominee or to hold any investment in bearer form;
		(j)	To employ suitable agents, accountants and counsel and
to pay their reasonable expenses and compensation;
		(k)	To hold any part or all of the Trust Fund uninvested;
		(l)	To form corporations and to create trusts to hold title
to any securities or other property, all upon such terms and conditions as it may deem advisable;
		(m)	In the case of a corporate trustee, to transfer, at any
time and from time to time, such part or all of the Trust Fund to the Trustee as trustee of any trust that has been qualified under Section 401(a) and is exempt under Section 501(a) of the Internal Revenue Code of 1986, as either such section may be amended and in effect from time to time, maintained by it as a medium for the collective investment of funds of pension, profit sharing or other employee benefit trusts of which it may from time to time be acting as trustee, and to withdraw any part or all of the Trust Fund so transferred in which event the provisions of any such trust shall be deemed a part of this Agreement and are hereby incorporated herein by reference as fully as though copied herein verbatim to the extent that they shall not be inconsistent with the provisions hereof;
		(n)	To make, execute and deliver as trustee any and all
deeds, leases, mortgages, advances, contracts, waivers, releases or other instruments in writing necessary or proper in the employment of any of the foregoing powers;
		(o)	To enter into any custodial agreement with a bank or
investment broker to serve as custodian for safekeeping and custody of any assets or properties of the Trust Fund and for the performance of other ministerial acts as are directed by the Trustee, the Committee, or an Investment Manager;
		(p)	To exercise, generally, any of the powers that an
individual owner might exercise in connection with property either real, personal or mixed held by the Trust Fund, and to do all other acts that the Trustee may deem necessary or proper to carry out any of the powers set forth in this Article V or otherwise in the best interests of the Trust Fund;
		(q)	To apply for and obtain annuity contracts, retirement
income contracts, or other contracts issued by an insurance company as the Committee shall deem proper for payment of benefits pursuant to the Plan, upon the lives of such persons as the Committee shall select; to distribute such contracts to the Participant or Beneficiary; to collect the proceeds as and when entitled to do so; to exercise any of the rights, options and privileges of an absolute owner of any such contracts, including the right to surrender any policies in return for the cash surrender value thereof;
		(r)	To purchase any common or preferred stock or
marketable debenture of the Employer or of any Affiliated Company, provided that:
	(i)	such stock is a "qualifying employer security" as
defined in Section 407(d)(5) of ERISA;
	(ii)	after the date of such acquisition, no more than
ten percent (10%) of the fair market value of the assets of the
Trust consists of qualifying employer securities; and
	(iii)	the acquisition is for the exclusive benefit of
Participants.
		(s)	To apply for and obtain life insurance contracts issued
by an insurance company as the Committee shall deem proper, upon the lives of such persons who direct investment in life insurance pursuant to the Plan; to distribute such contracts to the Participant or
Beneficiary; to collect the proceeds as and when entitled to do so;
to exercise any of the rights, options and privileges of an absolute owner of any such contracts, including the right to surrender any policies in return for the cash surrender value thereof;
		(t)	To make secured loans to Participants under the terms
and conditions set forth in the Plan.

                                ARTICLE VI

                             Fees and Expenses

	6.01	The expenses incurred by the Trustee in the performance of its duties, including reasonable fees for legal services incurred by it in the proper administration of the Trust Fund and for the exclusive benefit of Participants, and such compensation to the Trustee as may be agreed upon in writing from time to time between the Company and the Trustee, and all other proper charges and disbursements of the Trustee, including any and all taxes assessed against the Trustee or the Trust Fund, shall be paid from the Trust Fund unless paid by the Company; provided, however, that no extraordinary legal fees or expenses of the Trustee shall be so paid unless approved in writing by the Committee. No individual Trustee who is a full-time employee of the Company shall receive compensation from the Trust Fund for services as trustee except for reimbursement of expenses properly and actually incurred. Except as provided for extraordinary legal fees or expenses, payments under this Article VI may be made without the approval or the direction of the Committee. If not paid by the Company, all usual and reasonable expenses of the Committee shall be paid from the Trust Fund and shall be deemed an expense of the Trust for purposes of allocation to the Participants' Accounts.

                                ARTICLE VII

                        Trustee's Duties and Obligations

	7.01	The Trustee shall discharge the Trustee's duties under this
Agreement solely in the interest of the Participants of the Plan and their Beneficiaries and for the exclusive purpose of providing benefits to such Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan, with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, and by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so, all in accordance with the provisions of this Agreement insofar as they are consistent with the provisions of ERISA; but the duties and obligations of the Trustee as such shall be limited to those expressly imposed upon the Trustee by this Agreement notwithstanding any reference herein to the Plan, or to the provisions thereof, it being hereby expressly agreed that the Trustee is not a party to the Plan.

	7.02	The Trustee may consult with counsel (who may be counsel for the Company or for the Trustee in the Trustee's individual capacity), and the Trustee shall not be deemed imprudent by reason of taking or refraining from taking any action in accordance with the opinion of counsel. The Trustee shall not be required to give any bond or any other security for the faithful performance of duties under this Agreement, except as may be required by law that prohibits the waiver thereof.

	7.03	The Trustee shall be entitled, as the Trustee may deem
appropriate from time to time, to require the Company, the Committee or any other person involved in the administration of the Plan or investment of the Trust Fund, or having any interest under the Plan or in, to or under this Agreement or to the Trust Fund held hereunder, to furnish such certifications and proofs of facts as shall permit the Trustee to perform the Trustee's duties under ERISA (or any regulation thereunder) as may be in effect from time to time, or to exercise the powers granted the Trustee under this Agreement.

                                ARTICLE VIII

                             Accounts and Records

	8.01	The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements, valuations of the Trust Fund and other transactions hereunder; and all such accounts and other records relating thereto shall be open to inspection by the Company or the Committee. Within ninety (90) days following the close of the fiscal year of the Trust Fund and within ninety (90) days after the removal or resignation of the Trustee as provided under Article IX hereof, the Trustee shall file with the Company a written account setting forth all investments, receipts, disbursements and other transactions effected by the Trustee during such fiscal year or to the date of such removal or resignation. To the extent permitted by law, but subject to any express provision of applicable law as may be in effect from time to time to the contrary, no person other than the Company may require an accounting or bring any action against the Trustee with respect to the Trust Fund or the actions of the Trustee.

	8.02	The Trustee shall have the right to have a judicial settlement of the Trustee's accounts. In any proceeding for a judicial settlement of the Trustee's accounts, or for instructions in connection with the Trust Fund, the only necessary parties thereto in addition to the Trustee shall be the Company and the Committee. If the Trustee so elects, any other person or persons may be brought in as a party or parties defendant.

                                ARTICLE IX

                        Trustee's Removal or Resignation

	9.01	The Trustee may be removed by the Company at any time upon
sixty (60) days' notice in writing to the Trustee. The Trustee may resign at any time upon sixty (60) days' notice in writing to the Company. Upon such resignation or removal, the Company shall appoint a successor Trustee and such successor Trustee shall have the same powers and duties as those conferred upon the Trustee being replaced. The removal of a Trustee and the appointment of a successor Trustee shall be by written instrument delivered to the Trustee being removed. Upon the resignation or removal of an individual trustee any remaining trustee or trustees shall continue to serve as Trustee until any successor trustee is appointed to fill such vacancy.

                                ARTICLE X

                        Limitation on Trustee's Liability

	10.01	The Committee shall administer the Plan as provided therein, and the Trustee shall not be responsible in any respect for administering the Plan nor shall the Trustee be responsible for the adequacy of the Trust Fund to meet or discharge any payments or liabilities under the Plan. The Trustee shall be fully protected in relying upon any written notice, instruction, direction or other communication of the Committee when signed by a member of the Committee. The Company from time to time shall furnish the Trustee with the name and specimen signatures of the members of the Committee and officers of the Company, and shall promptly notify the Trustee of the termination of office of any member of the Committee or officer of the Company and the appointment of such person's successor. Until notified to the contrary in writing, the Trustee shall be fully protected in relying upon the most recent certification of the membership of the Committee and the officers of the Company furnished by the Company.

	10.02	Any action required by any provision of this Agreement to be taken by the Board of Directors of the Company shall be evidenced by a resolution of the Board of Directors certified to the Trustee by the Secretary or an Assistant Secretary of the Company and the Trustee shall be fully protected in relying upon any resolution so certified. Unless other evidence with respect thereto has been expressly prescribed in this Agreement, any other action of the Company under any provision of this Agreement, including any approval of or exceptions to the Trustee's accounts, shall be evidenced by a certificate signed by an officer of the Company, and the Trustee shall be fully protected in relying upon such certificate. The Trustee may accept a certificate signed by an officer of the Company as proof of any fact or matter that the Trustee deems necessary or desirable to have established in the administration of the Trust Fund (unless other evidence of such fact or matter is expressly prescribed herein), and the Trustee shall be fully protected in relying upon the statements in the certificate.

	10.03	The Trustee shall be entitled conclusively to rely upon any
written notice, instruction, direction, certificate or other communication believed by the Trustee to be genuine and to be signed by the proper person or persons, and the Trustee shall be under no duty to make investigation or inquiry as to the truth, accuracy or completeness of any statement contained therein.

                                ARTICLE XI

                        Amendment of Agreement

	11.01	The Company reserves the right at any time and from time to
time by action of its Board of Directors to amend in whole or in part any or all of the provisions of this Agreement, with the exception of Section 2.02 hereof, by an instrument in writing duly acknowledged and delivered to the Committee and to the Trustee, provided that no such amendment that affects the rights, duties, responsibilities or immunities of the Trustee may be made without the Trustee's consent.

                                ARTICLE XII

                        Termination of Plan or Trust

	12.01	This Agreement and the Trust, which is a part of the Plan, may be terminated at any time by the Company, and upon such termination, or upon the dissolution or liquidation of the Company, the Trust Fund shall be paid out by the Trustee as and when directed by the Committee or the Company, in accordance with the provisions of Article II hereof.

	12.02	In case the Plan is terminated in whole or in part by the
Company, the Trustee (subject to the provisions of Section 2.02 of this Agreement and reserving such sums as the Trustee shall deem necessary in settling its accounts and to discharge any obligations of the Trust Fund for which the Trustee may be liable) shall apply or distribute the Trust Fund in accordance with the written directions of the Committee. Upon such termination of the Plan in whole or in part, the Trustee shall have a right to have a judicial settlement of its accounts as provided in Article VIII of this Agreement. When the accounts of the Trustee shall have been so settled, or when the Trust Fund shall have been so applied or distributed, the Trustee thereupon shall be released and discharged from all further accountability or liability respecting the Trust Fund (or that part of the Trust Fund so applied or distributed if the Plan is terminated only in part) and shall not be responsible in any way or to any person for the further disposition of the Trust Fund (or that part of the Trust Fund so applied or distributed if the Plan is terminated only in part).

                                ARTICLE XIII

                        Application of State Law

	13.01	Subject to the provisions of ERISA that may be applicable and provide to the contrary, this Agreement, as amended from time to time, shall be administered, construed and enforced according to the laws of the State of Tennessee and in courts situated in that State.


                                ARTICLE XIV

                               Name of Trust

	14.01 This Trust shall be known as the PERFORMANCE FOOD GROUP COMPANY EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN SAVINGS TRUST.

	IN WITNESS WHEREOF, the parties have executed this instrument on the day and year first above written.

                                            PERFORMANCE FOOD GROUP COMPANY


                                            By: /s/ Roger L. Boeve
                                                    Roger L. Boeve
                                                    Executive Vice President
                                                    and Chief Financial Officer
ATTEST:


/s/Angel B. Plumley
Analyst


                                            FIRST UNION NATIONAL BANK OF
                                            NORTH CAROLINA

                                            By: /s/ Robert E. Hord Jr.
                                                    Vice President